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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 28, 1997

                            --------------------------

                          ORBITAL SCIENCES CORPORATION



         DELAWARE                  0-18287                     06-1209561
(State of incorporation)   (Commission File Number)   (I.R.S. Employer I.D. No.)


                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
                         (Address and telephone number
                        of principal executive offices)

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ITEM 5. OTHER EVENTS

         On November 28, 1997, Orbital Sciences Corporation ("Orbital") and its subsidiary, Magellan Corporation ("Magellan"), signed an Agreement and Plan of Merger (the "Agreement") with Ashtech Inc. ("Ashtech"), a privately-held developer and supplier of high-performance Global Positioning System and related satellite navigation products, components and technologies. Under the terms of the Agreement, shares of Magellan common stock and cash in the amount of $25 million will be exchanged for all issued and outstanding securities of Ashtech. In the aggregate, after giving effect to the merger, Orbital and Ashtech security holders will receive 66% and 34%, respectively, of the equity ownership of Magellan on a fully diluted basis. The transaction is subject to customary closing conditions, including review under the U.S. Government's Hart-Scott-Rodino procedures.











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ORBITAL SCIENCES CORPORATION




Date: December 8, 1997                          By: /s/ Jeffrey V. Pirone
                                                    ---------------------
                                                    Jeffrey V. Pirone
                                                    Senior Vice President and
                                                      Chief Financial Officer






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